                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material under Rule 14a-12
                       Corn Products International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
          N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
          N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:
          N/A
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         N/A
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
         N/A
--------------------------------------------------------------------------------

     (3) Filing party:
         N/A
--------------------------------------------------------------------------------

     (4) Date filed:
         N/A
--------------------------------------------------------------------------------

                              [CORN PRODUCTS LOGO]

          6500 SOUTH ARCHER AVENUE, BEDFORD PARK, ILLINOIS 60501-1933

                                                                  March 29, 2002

Dear Stockholder:

     Enclosed are the notice of annual meeting of stockholders, proxy statement and proxy card for this year's annual meeting of stockholders of Corn Products International, Inc.

     The annual meeting will be held solely to vote on each of the matters described in the proxy statement. We do not expect that any other business will be transacted.

     Please note that once again you can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by either the Internet or telephone are given on the enclosed proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form.

     Your vote is important to the Company, whether or not you plan to attend. If you plan to attend the annual meeting, please do so indicate and bring the admission ticket that is attached to the enclosed proxy card.

                                          Sincerely,

                                          /s/ Samuel C. Scott

                                          Samuel C. Scott III
                                          Chairman, President and
                                          Chief Executive Officer

[RECYCLED LOGO]

                       CORN PRODUCTS INTERNATIONAL, INC.
                            6500 SOUTH ARCHER AVENUE
                       BEDFORD PARK, ILLINOIS 60501-1933

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2002 annual meeting of stockholders of Corn Products International, Inc. will be held at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois, on Wednesday, May 15, 2002, at 9:00 a.m., local time, for the following purposes:

     1. To elect four Class II directors, each for a term expiring at the 2005 annual meeting of stockholders.

     2. To ratify the appointment of KPMG LLP as independent auditors for the Company for 2002.

     3. To transact such other business, if any, that is properly brought before the meeting and any adjournment or adjournments thereof.

     March 19, 2002 is the record date for the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR VOTE WILL BE COUNTED BY VOTING BY THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY IN THE PREPAID ENVELOPE PROVIDED.

                                          By order of the Board of Directors,

                                          /s/ Marcia E. Doane

                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 29, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General Information.........................................      1
Board of Directors..........................................      2
Security Ownership of Certain Beneficial Owners and
  Management................................................      7
Section 16(a) Beneficial Ownership Reporting Compliance.....      9
Stockholder Cumulative Total Return Performance Graph.......      9
Compensation and Nominating Committee Report on Executive
  Compensation..............................................     11
Executive Compensation......................................     15
Certain Relationships and Related Transactions..............     19
Matters To Be Acted Upon:
  Proposal 1.
  Election of Directors.....................................     20
  Proposal 2.
  Ratification of Appointment of Auditors...................     24
Other Matters...............................................     24
Stockholder Proposals for 2003 Annual Meeting...............     24
Additional Information......................................     25

                       CORN PRODUCTS INTERNATIONAL, INC.
                            6500 SOUTH ARCHER AVENUE
                       BEDFORD PARK, ILLINOIS 60501-1933

                                PROXY STATEMENT

                              GENERAL INFORMATION

     You have received this proxy statement because the Board of Directors of Corn Products International, Inc. (the "Company") is asking for your proxy to vote your shares at the 2002 annual meeting of stockholders that is scheduled to be held on Wednesday, May 15, 2002 (the "Annual Meeting"). This proxy statement and the accompanying 2001 annual report to stockholders of the Company are being mailed commencing on or about March 29, 2002. On March 19, 2002, the record date for the Annual Meeting, 35,528,210 shares of common stock were issued and outstanding. In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement and the annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Any stockholder who wishes to receive a separate copy of this proxy statement or the annual report can do so by telephoning the Corporate Secretary of the Company at 708-563-2400. In addition, any stockholder sharing an address with other stockholders of the Company can request delivery of only a single copy of future annual reports and proxy statements by telephoning the Corporate Secretary of the Company at 708-563-2400. Please also keep in mind that this proxy statement and the accompanying 2001 annual report to stockholders will be published and available for viewing and copying on the Company's web site at www.cornproducts.com/proxystment2002.html and www.cornproducts.com/annualrpt2001.html, respectively. The Company would like to remind you that any stockholder having computerized access to the Internet may consent at any time to receive electronic notification of these documents by following the enrollment instructions available on www.cornproducts.com.

WHO MAY VOTE

     You may vote at the Annual Meeting if you were a stockholder of record of the Company's common stock at the close of business on March 19, 2002. You are entitled to one vote for each share of common stock of the Company that you owned as of the record date. If you are a participant in the Corn Products International Stock Fund of the Company's Retirement Savings Plans or the Company's automatic dividend reinvestment plan, your proxy card includes the number of shares in your Plan account as well as any other shares of Company common stock held of record in your name as of March 19, 2002.

HOW TO VOTE

     You may vote by proxy at the Annual Meeting or in person. If you vote by proxy, please sign and date the enclosed proxy card and return it to us in the envelope provided. Specify your choices on the proxy card. If you return a signed and dated proxy card but do not specify your choices on it, your shares will be voted in favor of the proposals. If you are a registered stockholder and hold your stock in certificate form, you may also vote either by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held through a bank, broker or other holder of record, please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by the telephone or electronically through the Internet is 11:59 p.m. Eastern Time on May 14, 2002. You may revoke your proxy at any time before it is voted by (i) notifying the Company's Corporate Secretary in writing, (ii) returning a later-dated, signed proxy card or voting instruction form, (iii) submitting a later-dated proxy electronically through the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Marcia
E. Doane, Corporate Secretary, Corn Products International, Inc., 6500 South Archer Avenue, Bedford Park, Illinois 60501-1933.

REQUIRED VOTES

     To carry on the business of the Annual Meeting, a quorum of the stockholders is required. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. If a quorum is present, the director nominees receiving the most votes will be elected. Other proposals require the favorable vote of a majority of the votes cast. If you withhold your vote for any or all nominees, your vote will not count either "for" or "against" the nominee. A vote to "abstain" on any other proposal will be counted as present for quorum purposes, but it will not be counted as a vote cast "for" such proposal. If you hold your shares of Company common stock through a bank, broker or other holder of record and have not returned a signed proxy card, your broker will have authority to vote your shares but only on those proposals that are considered discretionary under the applicable New York Stock Exchange ("NYSE") rules. If your broker does not have such discretion on any proposals (broker non-votes), your shares will be counted as being present at the Annual Meeting for quorum purposes, but they will not be counted as votes cast on such proposals.

SOLICITATION OF PROXIES

     Again this year the Company has chosen not to retain the services of a third-party solicitor to assist in the distribution of proxy materials and solicitation of proxies. The Company will pay all costs of soliciting proxies and will reimburse brokers, banks and other custodians and nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions. In addition to this mailing, directors, officers and other employees of the Company may solicit proxies electronically, personally or by mail or telephone.

                               BOARD OF DIRECTORS

     The business and affairs of the Company are conducted under the direction of its Board of Directors (the "Board"). As of the date of the Annual Meeting, the Board will consist of eleven members, nine of whom are outside (non-employee) directors. The other two members of the present Board, Messrs. R.
G. Holder and K. Schlatter, are retiring from the Board effective at the Annual Meeting. The Board is divided into three classes, with one class elected each year for a three-year term.

     In addition to the various committee meetings referred to below, the Board held seven meetings in 2001. Each director attended at least 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2001. As a group, the directors' meeting attendance averaged 99.4 percent for the year.

COMMITTEES OF THE BOARD

     The AUDIT COMMITTEE is composed entirely of qualified outside, independent directors. Pursuant to the provisions of its written charter as adopted by the Board, this committee assists the Board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The independent auditors are accountable to and meet privately with this committee on a regular basis.

     The Audit Committee's responsibilities can be summarized by function as follows:

     In relation to the audit process by the independent auditors:

          - review the objectives, scope and estimated cost of the annual audit for the ensuing year;

          - inquire into and evaluate factors affecting the auditors' independence by ensuring the independent auditors submit written statements delineating all relationships with the Company; recommend to the Board appropriate action to satisfy itself of the auditors' independence, and review the nature and extent of, and approve guidelines for, the non-audit services rendered by the independent auditors;

          - recommend to the Board the appointment of independent auditors, for the ensuing year, subject to ratification by the stockholders; and

          - meet independently with and receive periodic reports from the independent auditors on the progress of their audit activities, including audit procedures designed to detect illegal acts.

     In relation to internal audit process:

          - review the adequacy of the internal audit organization, and the scope of the internal audit activities; and

          - meet independently with and receive periodic reports from the Corporate Director of Internal Audit on the progress of the internal audit activities.

     In relation to internal controls:

          - review the adequacy of the Company's system of internal controls;

          - review the findings of independent and internal auditors; and

          - review any audit matters requiring special attention of the committee.

     In relation to financial reporting:

          - oversee the procedures for preparing the annual as well as quarterly financial statements including the Company's accounting policies;

          - review the financial disclosures in the annual report to stockholders and in annual reports to the Securities and Exchange Commission; and

          - review areas of disagreement, if any, between management and independent auditors.

     In relation to Company policies:

          - review the Company Policies on Business Conduct, including Company policies and performance in relation to the quality of products and services and customer relations, employee relations, health, safety and the environment, community relations, compliance with laws, disclosure of Company information and insider trading, conflicts of interest, commercial, labor and government relations, political contributions, and books, records and controls.

     In relation to the Charter:

          - review and reassess the adequacy of this Charter on an annual basis;

          - include a copy of this Charter in the Company's proxy statement for the annual meeting of its shareholders at least once every three years; and

          - prepare an annual agenda to ensure that the committee meets the requirements of this Charter.

     Members of the Audit Committee are G. E. Greiner (Chairman), A. C. DeCrane, Jr., R. G. Holder, J. M. Ringler and C. B. Storms. This committee held six meetings during 2001 and has furnished the following report.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") reports that it has: (i) reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2001; (ii) discussed with KPMG LLP, the independent accountants and auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence. Based on such review and discussions, the Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          G. E. GREINER, CHAIRMAN
                                          A. C. DECRANE, JR.
                                          R. G. HOLDER
                                          J. M. RINGLER
                                          C. B. STORMS

     The COMPENSATION AND NOMINATING COMMITTEE is composed entirely of outside, independent directors. This committee oversees the general areas of senior management compensation, employee benefit plans and the selection and compensation of directors. Stockholders who wish to recommend a candidate for consideration by this committee as a nominee for director may do so by writing to the Corporate Secretary and furnishing a statement of the candidate's experience and qualifications.

     The Compensation and Nominating Committee's responsibilities can be summarized by function as follows:

     In relation to senior management compensation:

          - review and approve compensation arrangements for all elected corporate officers;

          - review and approve any arrangements, other than under the terms of the Company's employee benefit plans and employment or severance agreements, upon termination or retirement of any elected corporate officer;

          - administer executive incentive compensation plans; and

          - review and approve personal benefits and other non-cash compensation for executives.

     In relation to employee benefit plans:

          - review employee benefit programs and recommend to the Board proposals for adoption, amendment or termination of principal pension and welfare plans and appointment of administrative committees for such plans.

     In relation to selection and compensation of directors:

          - determine selection criteria for Board candidates;

          - consider and recommend to the Board candidates for election to the Board; and

          - recommend to the Board the compensation arrangements for independent directors and administer the Deferred Compensation Plan for independent directors.

     Members of the Compensation and Nominating Committee are W. S. Norman (Chairman), R. J. Almeida, R. M. Gross and K. L. Hendricks. This committee held seven meetings during 2001.

     The CORPORATE RESPONSIBILITY COMMITTEE is composed entirely of outside, independent directors. This committee oversees the general areas of corporate governance and selected Company policies.

     The Corporate Responsibility Committee's responsibilities can be summarized by function as follows:

     In relation to corporate governance:

          - review the size, structure and organization of the Board and its committees and the flow of information to and within the Board;

          - review the independence of each outside director;

          - establish criteria for the evaluation of Board performance and effectiveness;

          - establish performance parameters for directors and review the performance of incumbent directors;

          - review the guidelines for Board tenure; and

          - review any other corporate governance matters to insure that the Board is fulfilling its responsibilities to the stockholders.

     In relation to corporate communications:

          - review crisis management organization and implementation;

          - review corporate communications programs; and

          - review investor relations program.

     Members of the Corporate Responsibility Committee are A. C. DeCrane, Jr. (Chairman), G. E. Greiner, B. H. Kastory and W. S. Norman. This committee held four meetings during 2001.

     The FINANCE COMMITTEE is composed of two outside directors and one employee director. This committee assists the Board in fulfilling its oversight responsibilities in the specific areas of capital structure, debt and interest rate management, liquidity management, tax planning and compliance, and in the preservation and protection of the Company's assets.

     The Finance Committee's responsibilities can be summarized by function as follows:

     In relation to capital structure and leverage:

          - review capital structure, including short and long term debt positions, contingent liabilities and equity;

          - review credit ratings;

          - review financial capacity to fund investments including acquisitions;

          - review financing alternatives; and

          - review tax planning.

     In relation to risk management and preservation of assets:

          - review foreign exchange management and exposures;

          - review interest rate management and exposures;

          - review commodity and energy management and exposures;

          - review foreign affiliates' capital structures;

          - review insurable risk management policies in relations to the following liabilities: product liability, director's and officer's, casualty, workman's compensation, fraud, automobile, and business interruption; and

          - review tax compliance and reporting.

     In relation to investments:

          - review sources and uses of cash flow;

          - review Company's and its affiliates' cost of capital and return on capital; and

          - review investment opportunities including: dividend policy, share repurchase policy, capital expenditures, new business investments and cash management policy.

     In relation to employee pension plans:

          - review the investment allocation policy for funds contributed to such plans;

          - review the annual contributions to fund such plans; and

          - approve the appointment of trustees and investment managers under employee benefit plans and review their performance.

     Members of the Finance Committee are B. H. Kastory (Chairman), I. Aranguren-Castiello and K. Schlatter. This newly constituted committee held one meeting during 2001.

DIRECTOR COMPENSATION AND TENURE

     Employee directors do not receive additional compensation for serving as directors. All directors are reimbursed for Board and committee meeting expenses. Effective as of October 1, 2001, there are no meeting attendance fees paid. The following table displays the individual components of outside director compensation:

Annual Board retainer.......................................    $50,000(1)
Annual Committee chairman retainer..........................      4,000(1)
Annual stock option grant (number of underlying shares).....      2,000(2)

---------------
(1) One half of the retainer is paid in cash and the other half is paid in the Company's phantom stock units that are mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors. In addition, a director may choose to defer all or part of the cash portion of the retainer in the Company's phantom stock units. The Company's phantom stock units for each outside director as of January 1, 2002 are indicated in the middle column of the Security Ownership Table appearing on page 8.

(2) Grants of 2,000 non-qualified stock options are awarded in October 2001 upon the commencement of the revised compensation program and annually thereafter in early May to each of the outside directors who are not scheduled to retire before the next year's annual meeting of stockholders. The grants are priced at the fair market value of the Company's common stock on the date of grant and have a ten-year term. They are fully exercisable on the first anniversary of the date of grant.

     Board policy requires outside directors to retire no later than the annual meeting following their 70th birthday (age 72 in the case of outside directors who were members of the Board on November 19, 1997). Employee directors, including the CEO, are required to retire from the Board upon retirement as an employee, unless the Board determines otherwise in unusual circumstances.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of January 1, 2002, all persons or entities that the Company knows are beneficial owners of more than five percent of the Company's issued and outstanding common stock.

                    NAME AND ADDRESS OF                         AMOUNT AND NATURE OF
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                    -------------------                         --------------------    ----------------
AXA Financial, Inc. ........................................           2,071,585(1)           5.9%
  1290 Avenue of the Americas
  New York, New York
  10104
Capital Group International, Inc............................           2,038,350(2)           5.8%
  11100 Santa Monica Boulevard
  Los Angeles, California
  90025-3384
Ignacio Aranguren-Castiello.................................           1,845,000(3)           5.2%
  Lopez Cotilla 2032
  44100 Guadalajara, Jalisco
  Mexico
Merrill Lynch & Co., Inc. ..................................           1,834,256(4)          5.12%
  World Financial Center
  250 Vesey Street
  New York, New York 10381

---------------
(1) The ownership information disclosed above is based on a Schedule 13G report dated February 11, 2002 that AXA Financial, Inc., a parent holding company, filed with the SEC on behalf of itself; four French mutual insurance companies: AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle, as a group (the "Mutuelles AXA"); AXA; and their subsidiaries, including AXA Rosenberg Investment Management LLC and Alliance Capital Management L.P., an investment adviser. AXA Financial, Inc. has sole voting power as to 917,300 of such shares, shared voting power as to 6,825 shares and sole dispositive power as to 1,067,185 shares. The Mutuelles AXA collectively have sole voting power as to 1,609,100 of such shares, shared voting power as to 6,825 shares, sole dispositive power as to 1,067,185 shares and shared dispositive power as to 1,004,400 shares. The Mutuelles AXA, as a group, and AXA each disclaim beneficial ownership of all such shares that any of them may be deemed to have as a result of the holdings by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser, which entity, along with AXA Rosenberg Investment Management LLC, operates as a subsidiary of AXA Financial, Inc. under independent management and makes independent decisions.

(2) The ownership information disclosed above is based on a Schedule 13G report dated February 11, 2002 that Capital Group International, Inc., an investment advisor, filed with the SEC. Its California state-chartered trust company subsidiary, Capital Guardian Trust Company, has sole voting power as to 1,454,450 of such shares and sole dispositive power as to 2,038,350 shares. Capital Group International, Inc. and Capital Guardian Trust Company each disclaim beneficial ownership of all such shares that either of them may be deemed to have as a result of the subsidiary bank's serving as the investment manager of various institutional accounts.

(3) The ownership information disclosed above is based on a Schedule 13G report dated February 14, 2001 that Mr. Ignacio Aranguren-Castiello, a Mexican citizen, filed with the SEC on behalf of both himself personally and Arancia Industrial, S.A. de C.V., a Mexican corporation of which he is the controlling shareholder. Through his direct ownership of Company common stock and his control of Arancia Industrial, S.A. de C.V., Mr. Aranguren-Castiello has sole voting and dispositive power as to 1,500 of such shares and shared voting and dispositive power as to 1,843,500 shares.

(4) The ownership information disclosed above is based on a Schedule 13G report dated January 4, 2002 that Merrill Lynch & Co., Inc., a parent holding company, filed with the SEC on behalf of the legal entities that comprise Merrill Lynch Investment Managers, an operating division of Merrill Lynch & Co. consisting of its indirectly-owned asset management subsidiaries. The following four asset management subsidiaries, Fund Asset Management, L.P.; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers, L.P.; and QA Adviser L.L.C., hold certain shares of the Company's common stock. Collectively, they have shared voting power and dispositive power as to 1,834,256 of such shares and they disclaim beneficial ownership that any of them may be deemed to have as a result of their serving as investment advisers which exercise voting and investment powers over portfolio securities independently from other direct and indirect subsidiaries of Merrill Lynch & Co., Inc.

     The following table shows the ownership of Company common stock (including derivatives thereof), as of January 1, 2002, of each director, each named executive officer and all directors and executive officers as a group.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                         ------------------------------------------------------------
                NAME                     OUTSTANDING SHARES    SHARES UNDERLYING                         PERCENT
                 OF                          OF COMPANY             PHANTOM         SHARES UNDERLYING       OF
          BENEFICIAL OWNER                COMMON STOCK(1)       STOCK UNITS(2)      STOCK OPTIONS(3)     CLASS(4)
          ----------------               ------------------    -----------------    -----------------    --------
R. J. Almeida........................                0                 690                      0            *
I. Aranguren-Castiello...............        1,845,000                 899                 21,000         5.3%
A. C. DeCrane, Jr....................            2,125               5,443                      0            *
G. E. Greiner........................            8,000               3,315                      0            *
R. M. Gross..........................            2,000               2,799                      0            *
K. L. Hendricks......................            1,000               1,239                      0            *
R. G. Holder.........................            4,500               5,575                      0            *
B. H. Kastory........................            6,862               4,045                      0            *
W. S. Norman.........................            2,752               5,307                      0            *
J. M. Ringler........................                0                 690                      0            *
K. Schlatter.........................          141,221              11,327                332,380         1.4%
S. C. Scott III......................           72,701              25,299                257,320            *
C. B. Storms.........................           22,991               5,234                      0            *
M. E. Doane..........................           12,695                   0                 63,000            *
J. L. Fiamenghi......................           11,693                   0                 55,500            *
J. W. Ripley.........................           24,541                 706                 98,442            *
R. M. Vandervoort....................           19,460                  95                 71,853            *
All directors and executive officers
  as a group (21 persons)............        2,218,672              72,663              1,047,422         9.1%

---------------
(1) Includes shares of Company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share.

(2) Includes shares of Company common stock that are represented by deferred phantom stock units of the Company credited to the accounts of the directors and certain executive officers. The directors and executive officers have no voting or investment power over the Company's phantom stock units.

(3) Includes shares of Company common stock that may be acquired within 60 days of January 1, 2002 through the exercise of stock options granted by the Company.

(4) The total for any individual, except I. Aranguren-Castiello and K. Schlatter, is less than 1.0%, and the total for the group is 9.1% of the issued and outstanding shares of the Company's common stock. The applicable percentage of ownership is based on a total of 35,406,309 shares of the Company's common stock issued and outstanding as of January 1, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers to file timely reports of holdings and transactions in the Company's common stock (including derivatives thereof) with the SEC. Based on a review of the forms filed on behalf of the Company's directors and executive officers and other information, including written representations that no annual SEC Form 5 report was required, the Company believes that during 2001 and the prior fiscal years all of its directors and executive officers complied with the 1934 Act filing requirements, except for one untimely Form 4 filing relating to one employee stock option grant that was made to Mr. I. Aranguren-Castiello, a director of the Company, in January 2000.

             STOCKHOLDER CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

     The following graph compares cumulative total return to stockholders (stock price appreciation or depreciation plus reinvested dividends) on the Company's common stock with the cumulative total return of the Russell 2000 Index and the S&P Small Cap Basic Materials Index. The Russell 2000 Index is a comprehensive common stock price index representing equity investments in certain smaller companies. The Russell 2000 Index is value weighted and includes only publicly traded common stocks belonging to corporations domiciled in the U.S. and its territories. It measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which comprises approximately 98% of the investable U.S. equity market. The S&P Small Cap Basic Materials Index is one of Standard and Poor's industry specific stock indices that was discontinued as of December 31, 2001. As of that date, the S&P Small Cap Basic Materials Index included the common stock of 33 small companies (which includes the Company) in the following types of industries: Agricultural Products, Aluminum, Chemicals (Diversified and Specialty), Construction (Cement and Aggregates), Containers and Packaging (Paper), Gold and Precious Metals Mining, Iron and Steel, Paper and Forest Products. The graph assumes that:

          - as of the market close on December 11, 1997 (the date on which the Company's common stock began trading on the NYSE), you made one-time $100 investments in the Company's common stock and in market capital base-weighted amounts which were apportioned among all the companies whose equity securities constitute each of the other three named indices, and

          - all dividends were automatically reinvested in additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable time frame. Please note that the Company began paying dividends on October 23, 1998.

                               PERFORMANCE GRAPH

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
        THE RUSSELL 2000 INDEX AND THE STANDARD & POOR'S SMALL CAP BASIC
            MATERIALS INDEX FOR THE PERIOD FROM DECEMBER 11, 1997 TO
                             DECEMBER 31, 2001 (1)

                              [PERFORMANCE GRAPH]

                                        -----------------------------------------------------------------------------------------
                                           12/11/97       12/31/97       12/31/98       12/31/99       12/31/00       12/31/01
                                        -----------------------------------------------------------------------------------------
  Corn Products International           $       100.00 $       102.79 $       105.35 $       114.99 $       103.66 $       127.42
                                        -----------------------------------------------------------------------------------------
  Russell 2000                          $       100.00 $       102.90 $        99.35 $       118.85 $       113.85 $       120.93
                                        -----------------------------------------------------------------------------------------
  S&P Small Cap Basic Materials         $       100.00 $       103.42 $       108.58 $       109.54 $       101.55 $       113.66
                                        -----------------------------------------------------------------------------------------

(1) Source: Standard & Poor's Compustat Custom Products Division, a division of The McGraw-Hill Companies.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") is composed entirely of outside, independent directors. The Committee approves compensation policy for the Company and administers the compensation program for the Company's officers.

     The Company utilizes the services of an independent consulting firm to provide information on base salary, annual incentive levels and long-term incentives for a broad group of companies and for a group of companies in related industries of similar size and for which compensation information is available (the "Survey Group"). Based on this comparative pay data, and the compensation-related objectives of the Company, the Committee approves a compensation program that it considers appropriate for the Company. A description of that program follows.

COMPENSATION PHILOSOPHY

     The objectives of the Company's compensation programs, including officers' compensation, are to:

          - Focus, align and motivate management on the objectives of the Company and enhance shareholder value.

          - Permit the Company to attract and retain outstanding and talented executives who are focused on the interests of the Company's shareholders.

          - Provide executives with significant opportunity and risk by targeting their base salaries at a discount to market and their incentive opportunities at a premium to market.

          - Reinforce pay for performance beliefs by aligning the distribution of compensation programs with results. Adjustments to base salary and the award of incentives are provided based on the achievement of tangible measurable results.

     The key components of the Company's compensation program for the officers are base salary, annual incentive compensation, and long-term incentives. The intention is to maintain base salaries for the executives named in the Summary Compensation Table and other officers at 10% less than the 50th percentile of companies in the Survey Group while providing the opportunity to earn increased variable compensation. An officer's salary depends upon level of responsibility, the geographic complexity of the position, individual performance, and time in position. Annual incentive targets are currently established to deliver approximately 20% above the 50th percentile annual total cash compensation (base pay plus annual incentive) of the Survey Group. Annual incentives are payable only after the attainment of predetermined performance targets. Long-term incentive compensation is targeted at the 50th percentile of the Survey Group. Base salary and long and short-term incentives for other management personnel are targeted at the 50th percentile of the Survey Group. Periodically, the Company's compensation practices are compared with market data to assure alignment with market conditions and the Company's compensation philosophy.

ANNUAL INCENTIVE PROGRAM

     The Annual Incentive Program ("AIP") for the officers and other eligible management level employees provides for awards to be determined and paid after the end of the year being measured. Payment of annual incentives is based on the achievement of performance targets that are established at the beginning of each year. Each AIP participant's annual incentive is calculated according to the achievement of corporate, business unit and individual performance results. The Committee approved annual incentive payments based on 2001 results for each of the officers and AIP eligible employees in accordance with this program. Total payments for 2001 for each of the named executive officers are indicated in the Bonus column of the Summary Compensation Table on page 15.

LONG-TERM INCENTIVES

     The Company's long-term incentive program for its officers consists of non-qualified stock options, shares of restricted stock and cash. The value is targeted at the 50th percentile long-term incentive compensation of the Survey Group. Non-qualified stock option grants and restricted stock awards are made under the Company's 1998 Stock Incentive Plan while the cash portion is awarded under the Company's Performance Plan, which is described herein. Non-qualified stock options awarded to officers have a ten-year term and vest 50% per year at the end of years one and two.

     Other management personnel who are eligible for long-term incentives are granted non-qualified stock options and/or awarded restricted stock under the Company's 1998 Stock Incentive Plan. The number of options granted or shares of restricted stock awarded is based on an individual's salary grade and performance. These options also have a ten-year term and vest 50% per year at the end of years one and two while restricted stock awards vest after five years. For outside directors, stock options are awarded pursuant to a grant formula under the outside director's compensation plan as fully described under the Director Compensation and Tenure section on page 6.

     During 2001, the Committee awarded a total of 200,000 non-qualified stock options to nine officers and 9,000 restricted stock shares to the Chief Executive Officer. The option award amounts were established utilizing 50th percentile competitive market data of the Survey Group. In addition, 324,300 stock option grants and 10,900 restricted stock awards were made in 2001 to another 148 management level employees and 22,000 stock options were granted to 11 outside directors. The options have an exercise price equal to the fair market value of a share of Company common stock on the grant date.

     The total number of non-qualified stock options and restricted stock shares awarded in 2001 was 566,200 or approximately 16% of the shares authorized for distribution under the Company's 1998 Stock Incentive Plan. Option grants for each of the named executive officers are identified in the Option Grants Table on page 16.

     The Performance Plan (the "Plan") has been established to provide long-term cash incentives to the Company's officers as a portion of their long-term compensation. The Plan is designed to provide the opportunity to achieve competitive long-term incentives for the attainment of long-term performance targets. Since its inception in 1999, and for each subsequent year thereafter, the Plan measures the Company's three-year cumulative total shareholder return performance against that of a comparator group, the S&P Small-Cap Basic Materials Index.

     For 2001, the performance target is again the Company's total shareholder return compared to the total shareholder return of companies in the S&P Small-Cap Basic Materials Index. This index is utilized for comparison because the Company is included in this index. The Company represents an important percentage of this index's total market capitalization and the number of companies in this index makes percentile comparisons meaningful. As previously noted in the Stockholder Cumulative Total Return Performance Graph, the S&P Small-Cap Basic Materials Index was discontinued by Standard & Poors as of December 31, 2001. However, for continuity and consistency of comparison, the Committee has elected to continue to measure the performance of the companies that constituted the S&P Small-Cap Basic Materials Index as of December 31, 2001 for the 2000 and 2001 Performance Plans. The Committee reviews the performance measures under this Plan and may establish new measures as necessary or appropriate.

     The Plan provides for contingent long-term cash incentive awards to be earned based on the achievement of predetermined targets for relative stock price performance over a three-year period. Up to 50% of the cash incentive award can be earned in year one (based on the Company performance over the first year and one day of the period). Up to 100% of the cash incentive award can be earned in year two (based on the cumulative Company performance over the first two years of the period). Up to 200% of the cash incentive award can be earned in year three (based on the cumulative Company performance over the entire three-year period). Cash earned and vested for either year one or two cannot exceed the cash incentive that can potentially be earned at the 100% target level for the entire three-year period. Cash amounts vest as they are earned but are not payable until after the end of year three. The contingent cash award targets that were awarded to each of the named executive officers in January 2001 are identified in the Long-Term Incentive Plans Table on page 18.

     In January 2002 cash payments were made based on the results attained in the 1999 Performance Plan for the Company's cumulative three-year performance. The Company performed at the 69.2 percentile when compared to the S&P Small-Cap Basic Materials Index. The amount of the cash award target that was earned by each of the named executive officers is identified in the Long-Term Incentive Payouts column of the Summary Compensation Table on page 15.

EXECUTIVE STOCK OWNERSHIP TARGETS

     The Committee has established stock ownership targets for the officers. The ownership targets for the officers are based on multiples of each individual's base salary. For purposes of these targets, "Ownership" is defined as Company common stock owned, whether directly or indirectly, restricted stock shares and the stock equivalents of deferred phantom stock unit accounts referred to in footnote 2 to the Security Ownership Table on page 8. "Ownership" excludes unexercised stock options. Officers are expected to attain their ownership targets within three to five years from the time the established targets became applicable. The ownership target for the Chief Executive Officer is five times base salary. At the end of 2001, Mr. Scott owned stock equivalent in value to approximately 6 times his base salary.

COMPENSATION FOR 2001

     In fulfilling its responsibility to oversee the performance of the Chief Executive Officer and other officers, the Board has adopted the following practices:

          - At the beginning of each year, the Board, meeting in executive session, reviews the performance of the Company and the performance of the officers.

          - In the absence of the Chief Executive Officer, the outside directors review his performance. This includes a review of: leadership in the development and implementation of strategies; leadership pertaining to business execution; the development of a succession plan; and his ability to maintain an organization which represents the highest ethical standards and corporate governance practices.

     Actions concerning executive compensation at the beginning of 2001 were based upon the Company's performance in 2000, the individual's performance and the individual's time in position. Concerning the Chief Executive Officer's compensation, the Committee considered the Company's financial performance, a restructuring program initiated to reduce costs and the completion of several accretive acquisitions. The Committee also considered that the Company maintained a strong debt to capitalization ratio after investments for acquisitions and capital expenditures.

     Based on the results stated above, the Committee awarded Mr. Schlatter, the Company's then Chief Executive Officer, a special bonus payment of $210,000. In conjunction with Mr. Schlatter's retirement from the Company effective February 1, 2001, the Committee also approved: the accelerated vesting, to January 31, 2001, of 22,500 non-qualified stock options granted on January 17, 2000 under the 1998 Stock Incentive Plan; cash awards under the 1999 and 2000 cycles of the Performance Plan in the amounts of $447,760 and $244,440 to be paid when due in 2002 and 2003, respectively, in accordance with the provisions of the Plan; and certain other miscellaneous emoluments totaling approximately $25,000.

     Based on the Company's results in 2000, and the Committee's consideration of Mr. Scott's promotion to the Chief Executive Officer's position, the Committee awarded Mr. Scott, a special bonus payment of $185,000 and approved an annualized increase of 14.5% effective February 1, 2001 for Mr. Scott, adjusting his annual base salary to $550,000.

     The Committee awarded Mr. Scott 9,000 shares of restricted stock and 45,000 non-qualified stock options in January 2001 upon his election to the Chief Executive Officer position and granted him an additional 60,000 non-qualified stock options in October 2001. The amounts of the award and grants were established according to market data and the Company's long-term incentive program described above.

     In January 2002, the Committee awarded Mr. Scott a bonus of $500,000 based on the effectiveness of his leadership in his new position as Chief Executive Officer and in recognition for the results of 2001 that were achieved despite a highly competitive environment in the U.S. market and significant economic pressures in the Company's South American and Asian markets. Annual incentive awards paid to the other named executive officers were based on the corporate, business unit and individual performance. These amounts are shown in the Bonus column of the Summary Compensation Table on page 15.

     In January 2002, the Committee awarded Mr. Scott $519,200 which was earned under the 1999 Performance Plan and paid in accordance with the provisions of the Plan as referenced above.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to options, annual incentives and long-term incentive plans in order to avoid losing the tax deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named on the Summary Compensation Table. The Committee believes that the Company will not lose any tax deductions due to this rule in 2002.

                                          COMPENSATION AND NOMINATING COMMITTEE
                                          W. S. NORMAN, CHAIRMAN
                                          R. J. ALMEIDA
                                          R. M. GROSS
                                          K. L. HENDRICKS

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the former chief executive officer, the chief executive officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers") during each of the last three fiscal years. The Company began operating as an independent, publicly held company on January 1, 1998, as a result of its spin-off from Bestfoods (formerly "CPC International Inc.") effective on that date. For the Long-Term Incentive Payouts in each of 1999 and 2000, the compensation reported in the corresponding footnote to this table was paid by Bestfoods (or its subsidiaries) for services rendered to Bestfoods and its subsidiaries prior to the spin-off. The Company paid all other compensation.
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                               ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                         --------------------------------   -----------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                            -----------------------   ---------
                                                                OTHER       RESTRICTED                LONG-TERM
                                                                ANNUAL        STOCK      SECURITIES   INCENTIVE    ALL OTHER
NAME AND                                 SALARY     BONUS    COMPENSATION     AWARDS     UNDERLYING    PAYOUTS    COMPENSATION
PRINCIPAL POSITION                YEAR     ($)       ($)         ($)          ($)(1)     OPTIONS #     ($)(2)        ($)(3)
------------------                ----   -------   -------   ------------   ----------   ----------   ---------   ------------
K. Schlatter....................  2001    98,824         0    12,000(4)           --        2,000      447,760       65,933
Former Chairman and Chief         2000   642,450   210,000                        --       45,000                    70,700
Executive Officer (retired
  1/31/01)                        1999   550,000   500,000                        --       45,000                    74,482
S. C. Scott III.................  2001   544,166   500,000                   250,020      105,000      519,200       42,766
Chairman, President and Chief     2000   456,666   185,000                        --       30,000                    42,621
Executive Officer (effective
  2/1/01)                         1999   398,333   255,000                        --       23,000                    45,205
J. L. Fiamenghi.................  2001   266,000   226,000                        --       18,000       96,800           --
Vice President and President      2000   251,000   135,000                    45,225       18,000                        --
South America Division            1999   197,868   139,000                   193,375        7,000                        --
J. W. Ripley....................  2001   284,833   193,000                        --       18,000      255,200       32,632
Vice President and Chief          2000   276,500    75,000                    27,638       22,000                    33,124
Financial Officer                 1999   262,500   154,000                        --       11,000                    34,507
M. E. Doane.....................  2001   260,166   173,000                        --       10,000      174,240       23,722
Vice President, Secretary         2000   250,083    90,000                    19,900       16,000                    22,569
and General Counsel               1999   237,917   175,000                        --        8,000                    24,161
R. M. Vandervoort...............  2001   223,750   126,000                        --        8,000      103,840       50,963
Vice President Strategic
  Business                        2000   215,250    45,000                    12,438       10,000                    49,990
Development, Investor Relations,  1999   207,499   100,000                        --        5,000                    54,226
and Government and Regulatory
Affairs

---------------
(1) The amounts shown represent the value of each of the Restricted Stock Awards on the dates they were made. As of December 31, 2001, the total number and value of the shown Restricted Stock Awards for each of the respective named executive officers were as follows: S.C. Scott, 9,000 shares worth $317,250; J.L. Fiamenghi, 8,300 shares worth $292,575; J.W. Ripley, 1,100 shares worth $38,775; M.E. Doane, 800 shares worth $28,200; and R.M. Vandervoort, 500 shares worth $17,625. In the case of Mr. Fiamenghi's 1999 Restricted Stock Award of 6,500 shares, restrictions lapse on one-third of the shares awarded on each of the second, fourth and fifth anniversaries of the date of the award. In the cases of all other shown Restricted Stock Awards, restrictions lapse on all of the shares awarded on the fifth anniversary of the dates of the awards. Dividends are paid on the shares of such Restricted Stock at the rate paid to all stockholders.

(2) For the long-term incentive cycles ending in each of 1999 and 2000, respectively, Long-Term Incentive Payouts were paid by Bestfoods (or its subsidiaries) for services rendered to Bestfoods and its subsidiaries prior to the spin-off as follows: K. Schlatter, $660,620 and $660,620; S.C. Scott, $587,378 and $587,378; J.W. Ripley, $140,026 and $140,026; and R.M.
    Vandervoort, $112,033 and $112,033.

(3) Includes the following for 2001:

     a. Matching contributions to defined contribution plans as follows: K. Schlatter, $10,200; S.C. Scott, $10,200; J.W. Ripley, $10,200; M.E.
            Doane, $9,779; and R.M. Vandervoort, $9,712.

     b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: K. Schlatter, $55,733; S.C. Scott, $29,771; J.W. Ripley, $21,208; M.E. Doane, $10,966; and R.M.
           Vandervoort, $38,298.

     c.     For S.C. Scott, $2,795; J.W. Ripley, $1,224; M.E. Doane, $2,977; and
            R.M. Vandervoort, $2,953 of above-market interest at the rate credited to all participants in a deferred compensation plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest bearing account and paid over a fifteen-year period following retirement.

(4) Represents the $12,000 residual value of the Company car that was transferred to Mr. Schlatter upon his retirement.

STOCK OPTION GRANTS

     The following table contains information relating to the Company's stock options granted to the named executive officers in 2001. All option grants were made at the fair market value of the Company's common stock on the date of the grants. No stock appreciation rights were awarded either singly or in tandem with the granted options.
--------------------------------------------------------------------------------

                             OPTION GRANTS IN 2001
--------------------------------------------------------------------------------

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                      FOR OPTION TERM(1)
----------------------------------------------------------------------------   -----------------------------
                         NUMBER OF     PERCENT OF
                         SECURITIES   TOTAL OPTIONS
                         UNDERLYING    GRANTED TO     EXERCISE
                          OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   0%        5%          10%
         NAME            GRANTED(#)       2001        ($/SHARE)      DATE      ($)      ($)          ($)
         ----            ----------   -------------   ---------   ----------   ---   ----------   ----------
K. Schlatter...........     2,000           (2)         28.33       9/30/11    0         35,633       90,301
S. C. Scott III........    45,000          8.58         27.78       1/16/11    0        786,181    1,992,337
                           60,000         11.44         29.04      10/24/11    0      1,095,786    2,776,937
J. L. Fiamenghi........    18,000          3.43         29.04      10/24/11    0        328,736      833,081
J. W. Ripley...........    18,000          3.43         29.04      10/24/11    0        328,736      833,081
M. E. Doane............    10,000          1.91         29.04      10/24/11    0        182,631      462,823
R. M. Vandervoort......     8,000          1.53         29.04      10/24/11    0        146,105      370,258

---------------
(1) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company's common stock price.

(2) This grant to Mr. Schlatter was made as part of his compensation as an outside (non-employee) director of the Company which is more fully described in the Director Compensation and Tenure section on page 6.

STOCK OPTION EXERCISES

     The following table contains information concerning the exercise of the Company's stock options by each of the named executive officers in 2001 and the value of unexercised stock options held by each of them at the end of 2001.

--------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 2001
                     AND OPTION VALUES AT DECEMBER 31, 2001
--------------------------------------------------------------------------------

                                                                         NUMBER OF                 VALUE OF
                                                                   SECURITIES UNDERLYING          UNEXERCISED
                                                                        UNEXERCISED              IN-THE-MONEY
                                                                        OPTIONS AT                OPTIONS AT
                                                                   DECEMBER 31, 2001(#)     DECEMBER 31, 2001($)(2)
                                                                   ---------------------    -----------------------
                              SHARES ACQUIRED        VALUE             EXERCISABLE/              EXERCISABLE/
           NAME               ON EXERCISE(#)     REALIZED($)(1)        UNEXERCISABLE             UNEXERCISABLE
           ----               ---------------    --------------    ---------------------    -----------------------
K. Schlatter..............        13,027             84,979           332,380/  2,000          2,350,051/ 13,840
S. C. Scott III ..........            --                 --           219,820/120,000          1,583,519/826,350
J. L. Fiamenghi...........            --                 --            51,000/ 27,000            253,020/203,310
J. W. Ripley..............            --                 --            92,942/ 29,000            589,125/223,650
M. E. Doane...............            --                 --            59,000/ 18,000            274,740/143,460
R. M. Vandervoort.........            --                 --            69,353/ 13,000            408,484/100,530

---------------
(1) Amounts shown are based on the difference between the market value of the Company's common stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of the Company's common stock on December 31, 2001 ($35.25) and the exercise price.

LONG-TERM INCENTIVES

     The Company's long-term incentive program for its officers and selected senior executives consists of non-qualified stock options, shares of restricted stock and cash. The combined value of the awards for each program participant is targeted at the 50th percentile long-term compensation of the Survey Group referenced in the Compensation and Nominating Committee Report on Executive Compensation. Non-qualified stock options are granted and restricted stock shares are awarded under the Company's 1998 Stock Incentive Plan while the cash portion is awarded under the Company's Performance Plan. Option grants for each of the named executive officers are identified in the Option Grants Table appearing on page 16. A detailed explanation of the cash award portion of the long-term incentive program is contained in the Long-Term Incentives section of the Compensation and Nominating Committee Report on Executive Compensation that appears beginning on page 11. The following table contains information relating to the Company's long-term incentive plan cash awards made to the named executive officers in 2001.

--------------------------------------------------------------------------------

                 LONG-TERM INCENTIVE PLANS  --  AWARDS IN 2001
--------------------------------------------------------------------------------

                                                                                   ESTIMATED FUTURE PAYOUTS
                                    NUMBER OF          PERFORMANCE OR          UNDER NON-STOCK PRICE-BASED PLANS
                                  SHARES, UNITS      OTHER PERIOD UNTIL      -------------------------------------
                                    OR OTHER           MATURATION OR         THRESHOLD      TARGET        MAXIMUM
NAME                              RIGHTS(#)(1)             PAYOUT               ($)           ($)           ($)
----                              -------------      ------------------      ---------      -------      ---------
K. Schlatter................           --                           --             --            --             --
S. C. Scott III.............           --            1/1/01 - 12/31/03        285,867       640,000      1,280,000
J. L. Fiamenghi.............           --            1/1/01 - 12/31/03         69,233       155,000        310,000
J. W. Ripley................           --            1/1/01 - 12/31/03         82,633       185,000        370,000
M. E. Doane.................           --            1/1/01 - 12/31/03         67,000       150,000        300,000
R. M. Vandervoort...........           --            1/1/01 - 12/31/03         40,200        90,000        180,000

---------------
(1) All awards made under the Company's Performance Plan are cash only and, therefore, the reference to number of shares, units or other rights is not applicable.

PENSION PLANS

     The Company has a "cash balance" defined benefit pension plan which is a tax-qualified plan within the meaning of Section 401(a) of the Code and which is applicable to its U.S. salaried employees, including the named executive officers. Accounts of participants in the plan accrue monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum. The Company also has a non-qualified supplemental retirement plan, which provides benefits in addition to those payable under the qualified plan. As of January 1, 2002, the actual pension benefit for K. Schlatter and the estimated annual combined benefits at age 65 for each of the other named executive officers under the qualified and supplemental plans in the U.S. are as follows: K. Schlatter, $334,731; S. C. Scott, $310,533; J. W. Ripley, $185,794;
M. E. Doane, $58,388; and R. M. Vandervoort, $133,817. The Company's Brazilian subsidiary, Corn Products Brasil -- Ingredientes Industriais Ltda., also maintains a defined benefit pension plan in which J. L. Fiamenghi participates. Accounts of participants in the plan accrue monthly interest credits according to the actual investment return gained. The value of a participant's account at retirement is paid out either as a joint and survivor annuity or as a partial lump sum option. There is also a death and disability benefit that is provided based on a formula that takes into account the amount of time between the triggering event and the participant's normal retirement date. As of January 1, 2002, estimated annual benefits at age 60 for J. L. Fiamenghi are $126,932.

DEFERRED STOCK UNIT PLAN

     The Company's Deferred Stock Unit Plans allow both the outside directors and certain senior management employees to defer, in the form of the Company's phantom stock units, all or part of their respective Board retainers or their annual bonuses received for services rendered to Bestfoods and its subsidiaries prior to the spin-off. The Company's phantom stock units credited to the accounts of the outside directors and named executive officers as of January 1, 2002 are indicated in the middle column of the Security Ownership Table appearing on page 8.

SPECIAL AGREEMENTS

     The Company has a severance agreement with each of the named executive officers that may require making certain payments and providing certain benefits if the officer's employment is terminated within two years after a change in control of the Company. The agreements provide for the payment of salary and vacation pay accrued through the termination date plus any applicable bonus prorated for the current year. In addition, the terminated officer would receive a lump sum payment equal to three times his or her applicable salary and annual bonus. The agreements also provide for certain continued insurance and other benefits and allowances and accelerated vesting of the terminated officer's then unvested restricted stock awards and stock option grants. Any resulting excise tax paid by the terminated officer would also be reimbursed by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, I. Aranguren-Castiello was Chairman of Arancia Corn Products, S.A. de C.V. He also served as its General Director until January 31, 2001 when he resigned from that position. Since 1998, the Company has acquired a 100% interest in Arancia Corn Products from companies controlled by Mr. Aranguren-Castiello and his family through a series of stock purchases which were previously approved by the stockholders of the Company. In connection with these purchases of interests in Arancia Corn Products, a company controlled by Mr. Aranguren-Castiello and his family received an earnout payment of $3 million for 2001 and is entitled to receive one more earnout payment for 2002. This additional earnout payment will not exceed $5 million and will not be less than $3 million. In addition, the Company has agreed to nominate Mr. Aranguren-Castiello, or a qualified nominee designated by his family, to the Board as long as his family continues to hold at least 70.0% of their original holdings of Company common stock received in the initial acquisition and such holdings represent at least 2.5% of the total outstanding shares of the Company's common stock. In connection with his service as Chairman of Arancia Corn Products, Mr. Aranguren-Castiello was paid an annual salary of $178,285 plus bonuses, based on company and individual performance, as well as pension and other retirement payments of approximately $1.7 million. He also received certain other benefits that are usual and customary in Mexico, including holiday/vacation pay and incidental expenses. The incidental expenses totaled approximately $85,000.

     During 2001, Arancia Corn Products continued to have numerous transactions with the following companies in Mexico that are or were owned or controlled indirectly by Mr. Aranguren-Castiello and his family under various contractual relationships that predate the Company's acquisition of the Mexican business. Arancia Corn Products sold products and provided steam and other minor services at commercial market rates to Enmex, S.A. de C.V. amounting to $.8 million. These sales and contractual relationships are planned to continue in 2002 in approximately the same dollar amounts. During 2001, Arancia Corn Products purchased freight and similar services at commercial market rates from Transportes Minerva, S.A. de C.V. in the amount of $10.7 million. It also purchased certain goods from Aranal Comercial, S.A. de C.V. in the amount of $86 thousand. It leased reception and additional office facilities and purchased other services at commercial market rates from Reprocesadora Industrial, S.A. de C.V. and Promociones Inmofisa, S.A. de C.V. in the combined amount of $.6 million. Other than for Aranal Comercial which has since been sold by Mr. Aranguren-Castiello and his family, all of these purchases and contractual relationships are planned to continue in 2002 in approximately the same dollar amounts.

                            MATTERS TO BE ACTED UPON

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The terms of the present four Class II directors are expiring at the Annual Meeting. Two of those directors are retiring as of the Annual Meeting and the size of the Board is being contemporaneously reduced from thirteen to eleven members. Two other directors, Messrs. R. J. Almeida and J. M. Ringler, have been reclassified by the Board as Class II directors effective as of the Annual Meeting in accordance with the Company's Amended and Restated Certificate of Incorporation. Mr. Almeida's current term expires at the 2004 annual meeting of stockholders and Mr. Ringler's current term expires at the 2003 annual meeting of stockholders. Therefore, there are four directors who have been nominated by the Board for varying extensions of their current terms to hold office as Class II directors for terms expiring at the 2005 annual meeting of stockholders.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the Annual Meeting, the proxies will be voted for substitute nominees designated by the Board unless it has reduced its membership prior to the Annual Meeting. The Board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.
--------------------------------------------------------------------------------
 CLASS II NOMINEES FOR TERMS OF EITHER THREE, TWO OR ONE YEARS EXPIRING IN 2005
--------------------------------------------------------------------------------

RICHARD J. ALMEIDA

Age -- 59
Director since July, 2001
Member of the Compensation and Nominating Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HELLER FINANCIAL, INC.

Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc. (since 1995), a financial institution and commercial lending organization that was acquired by General Electric Credit Corporation. Prior thereto, he served as its Executive Vice President and Chief Financial Officer from 1987 until 1995. Mr. Almeida is also a director of Fuji Bank and Trust.
--------------------------------------------------------------------------------

ALFRED C. DECRANE, JR.

Age -- 70
Director since 1997
Chairman of the Corporate Responsibility Committee and member of the Audit Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.

Mr. DeCrane retired in 1996 as Chairman and Chief Executive Officer of Texaco Inc., a manufacturer of gasoline and other petroleum-based products. He was elected President of Texaco in 1983, Chairman of the Board in 1987 and Chief Executive Officer in 1993. He is also a director of CIGNA Corporation, Harris Corporation and U.S. Global Leaders Growth Fund, Ltd., and Co-Chairman of the United States -- Saudi Arabian Business Council. Mr. DeCrane is also a member of the Morgan Stanley International Advisory Board and the Board of Trustees of the University of Notre Dame.
--------------------------------------------------------------------------------

GUENTHER E. GREINER

Age -- 63
Director since 1998
Chairman of the Audit Committee and member of the Corporate Responsibility Committee

PRESIDENT OF INTERNATIONAL CORPORATE CONSULTANCY LLC

Mr. Greiner formed International Corporate Consultancy LLC, a global finance-consulting firm, upon his retirement from Citicorp/Citibank, N.A. in April 1998. He joined Citibank Germany in 1965 and was appointed a vice president in 1974. After successive assignments in Europe, North America, Africa and the Middle East, he became an executive vice president of the World Corporate Group in 1989 and senior group executive and executive vice president of Citibank's Global Relationship Bank in 1995. He is also a director of Ermenegildo Zegna and Electric Lightwave. In addition, he is a director of the New York Philharmonic, German American Chamber of Commerce (New York) and
AICG -- The John Hopkins University.
--------------------------------------------------------------------------------

JAMES M. RINGLER

Age -- 56
Director since July, 2001
Member of the Audit Committee

VICE CHAIRMAN OF ILLINOIS TOOL WORKS INC.

Mr. Ringler is Vice Chairman of Illinois Tool Works Inc. (since 1990), a multinational manufacturer of highly engineered products and specialty systems. From October, 1997 to December, 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September, 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, FMC Technologies Inc. and Autoliv Inc.
--------------------------------------------------------------------------------

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR CLASS II DIRECTORS.
--------------------------------------------------------------------------------
              CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2003
--------------------------------------------------------------------------------

IGNACIO ARANGUREN-CASTIELLO

Age -- 71
Director since 1997
Member of the Finance Committee

CHAIRMAN OF ARANCIA CORN PRODUCTS, S.A. DE C.V.

Mr. Aranguren-Castiello is Chairman of Arancia Corn Products, S.A. de C.V., a corporation formed in 1994 by the combination of the Mexican operations of the Corn Refining Business of Bestfoods with Arancia Industrial, S.A. de C.V., a Mexican company controlled by Mr. Aranguren-Castiello and his family. He also served as that company's General Director until his resignation from that position in January 2001. In a transaction that was consummated on December 2, 1998, Corn Products International, Inc. acquired control of Arancia Corn Products, S.A. de C.V. and entered into certain agreements providing for the acquisition of the remaining interest in the joint venture in a series of transactions to occur over the next several years. Prior to its acquisition, Mr. Aranguren-Castiello had served as Chairman and Chief Executive Officer of Arancia Industrial, S.A. de C.V. and its subsidiaries since the late 1970's. He is also a director of Grupo Canada, S.A. de C.V. and Club de Industriales de Jalisco, A.C.
--------------------------------------------------------------------------------

RONALD M. GROSS

Age -- 68
Director since 1998
Member of the Compensation and Nominating Committee

CHAIRMAN EMERITUS, FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RAYONIER, INC.

Mr. Gross is Chairman Emeritus, former Chairman and Chief Executive Officer of Rayonier, Inc., a global supplier of specialty pulps, timber and wood products. He had been Chairman and Chief Executive Officer from 1994, when Rayonier was spun off from ITT Corporation, until December 31, 1998. Previously, he served as President, Chief Operating Officer and a director of ITT Rayonier Inc. from 1978 to 1981, and, in addition, became Chief Executive Officer in 1981 and Chairman from 1984 until 1994. He is also a director of Rayonier, Inc. and the Pittston Company.
--------------------------------------------------------------------------------

WILLIAM S. NORMAN

Age -- 63
Director since 1997
Chairman of the Compensation and Nominating Committee and member of the Corporate Responsibility Committee

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA

Mr. Norman has been President and Chief Executive Officer of the Travel Industry Association of America since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK) from 1987 to 1994. He is also a director of Travel Industry Association of America, The An-Bryce Foundation, U.S. Navy Memorial Foundation, International Consortium for Research on the Health Effects of Radiation and the Logistics Management Institute. He is also a member of the Board of Trustees of West Virginia Wesleyan College, the Board of Overseers of the Hospitality Hall of Honor and Archives and the National Park Service Advisory Board (U.S. Department of the Interior).
--------------------------------------------------------------------------------

CLIFFORD B. STORMS

Age -- 69
Director since 1997
Member of the Audit Committee

PRIVATE ATTORNEY

Mr. Storms was Senior Vice President (since 1988) and General Counsel (since
1975) of Bestfoods, a global producer of consumer food products, until his retirement in 1997. He is a director of Atlantic Legal Foundation, Inc., a member of the Executive Committee of the Yale Law School Association, a past President of the Association of General Counsel, and a member of the Panel of Arbitrators of the American Arbitration Association Large Complex Case Program, the Alternate Dispute Resolution Panel of the Center for Public Resources, the Association of the Bar of the City of New York and the American Bar Association.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2004
--------------------------------------------------------------------------------

KAREN L. HENDRICKS

Age -- 54
Director since 2000
Member of the Compensation and Nominating Committee

FORMER CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BALDWIN PIANO & ORGAN COMPANY

Ms. Hendricks retired in April 2001 as Chairman, President and Chief Executive Officer of Baldwin Piano & Organ Company, a maker of fine musical instruments that filed a voluntary petition under the federal bankruptcy laws in May 2001. Prior to joining Baldwin in 1994, she served as Executive Vice President and General Manager, Skin Care Division at the Dial Corporation. From 1971 to 1992, she was employed in various capacities at The Procter & Gamble Company, including as General Manager in its hair care business from 1986 to 1992. Ms. Hendricks is currently a trustee of The Ohio State University and serves as a director of Grupo Elektra, S.A. de C.V. Previously, she also served as a director of ACNielsen Corporation and the Columbia Energy Group.
--------------------------------------------------------------------------------

BERNARD H. KASTORY

Age -- 56
Director since 1997
Chairman of the Finance Committee and member of the Corporate Responsibility Committee

PROFESSOR IN THE DEPARTMENT OF MANAGEMENT AND BUSINESS AT SKIDMORE COLLEGE

Mr. Kastory was appointed to his present position in 2001 following his retirement from Bestfoods, a global producer of consumer food products that was acquired by Unilever in 2000. Previously, he served as Senior Vice
President -- Asia, Latin America and Baking Operations of Bestfoods, and prior thereto he served as Senior Vice President -- Finance and Administration from 1997 until 1999, as Chairman and Chief Executive Officer of Bestfoods' Baking Business from 1995 until 1997 and as President of its Corn Refining Business and Vice President of Bestfoods since 1992.
--------------------------------------------------------------------------------

SAMUEL C. SCOTT III

Age -- 57
Director since 1997

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

Before becoming Chairman and Chief Executive Officer of the Company in 2001, Mr. Scott served as President and Chief Operating Officer of the Company since 1997. Prior thereto, he was President of Bestfoods' worldwide Corn Refining Business from 1995 to 1997 and President of its North American Corn Refining Business from 1989 to 1997. He was elected a Vice President of CPC International Inc. in 1991. He is also a director of Motorola, Inc. and Russell Reynolds Associates.
--------------------------------------------------------------------------------

              PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board, in accordance with the recommendation of its Audit Committee, has appointed KPMG LLP ("KPMG") as independent auditors of the Company's operations in 2002, subject to ratification by the stockholders. The Company has engaged KPMG as its independent auditors since the spin-off of the Company from Bestfoods. Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain non-audit services for the Company.
--------------------------------------------------------------------------------

             THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
--------------------------------------------------------------------------------

                          2001 AUDIT FIRM FEE SUMMARY

     During 2001, the Company retained its principal auditors, KPMG LLP, to provide services in the following categories and amounts:

Audit Fees of Annual Consolidated Financial Statements......    $874,420
Financial Information Systems Design and Implementation
  Fees......................................................    $      0
All Other Fees including Tax Service and Other Audit
  Services..................................................    $266,870

     The Audit Committee has considered the compatibility of the non-audit services provided by the Company's principal auditors with auditor independence.
--------------------------------------------------------------------------------

                                 OTHER MATTERS

     We do not know of any other matters or items of business to be presented or acted upon at the Annual Meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using his or her best judgment.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented at the 2003 annual meeting and notice of a stockholder's desire to be included in the Company's proxy statement for that meeting, which is expected to be held on or about Wednesday, May 14, 2003, must comply with certain rules and regulations promulgated by the SEC. The deadline for submitting any such proposal (which is otherwise in compliance with those rules and regulations) to the Company for inclusion in the proxy statement for the 2003 annual meeting of stockholders is November 29, 2002.

     Under the Company's By-laws, a stockholder may present at the 2003 annual meeting of stockholders any other business, including the nomination of candidates for director, only if the stockholder has notified the Company's Corporate Secretary, in writing, of the business or candidates not earlier than 120 days, expected to be about November 29, 2002, and not later than 90 days, expected to be about December 29, 2002, before the anniversary of the date the proxy statement for the previous year's annual meeting of stockholders was released. There are other procedural requirements in the Company's By-laws pertaining to stockholder nominations and proposals. Any stockholder of the Company may receive a current copy of the Company's By-laws, without charge, by writing to the Corporate Secretary.

                             ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC as required. SEC filings are generally available to the public from commercial document retrieval services, on the Company's web site at www.cornproducts.com and on the Internet web site maintained by the SEC at www.sec.gov. You may also read and copy any reports, statements or other information that are filed at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company also files certain reports and other information with the NYSE, on which the Company's common stock is traded. Copies of such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, and information that is filed later by the Company with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     THE COMPANY FILINGS (FILE NO.1-13397)                         PERIOD
     -------------------------------------                         ------
Annual Report on Form 10-K......................    Fiscal Year Ended December 31, 2001.

     You may request a separate copy of these filings, at no cost, by writing or telephoning the Corporate Secretary of the Company at the following address or number:
              Corn Products International, Inc.
              Attention: Corporate Secretary
              6500 South Archer Avenue
              Bedford Park, Illinois, 60501-1933
              Telephone: 708-563-2400.

     PLEASE COMPLETE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM AND MAIL IT IN THE ENCLOSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE OR CAST YOUR VOTE EITHER BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET.
                                          By order of the Board of Directors,

                                          /s/ MARCIA E. DOANE
                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary
March 29, 2002

                                                          ADMISSION TICKET

                                                 [CORNPRODUCTS INTERNATIONAL LOGO]

                                                2002 Annual Meeting of Stockholders

                                                      Wednesday, May 15, 2002

                                                          9:00 a.m. at the
                                                        HYATT REGENCY O'HARE
                                        9300 West Bryn Mawr Avenue, Rosemont, Illinois 60018

                                    Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest.
                     Seating will be on a first-come, first served basis and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

                                                          ADMISSION TICKET
                   v FOLD AND DETACH HERE v                                              v FOLD AND DETACH HERE v
                   ----------------------------------------------------------------------------------------------

                                                 [CORNPRODUCTS INTERNATIONAL LOGO]

                                 ANNUAL MEETING OF STOCKHOLDERS--TO BE HELD WEDNESDAY, MAY 15, 2002

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I, a stockholder of Corn Products International, Inc., acknowledge receipt of the Proxy Statement dated March 29, 2002, and appoint SAMUEL C. SCOTT III and/or MARCIA E. DOANE proxies and attorneys-in-fact, with full power of substitution, on my behalf and in my name, to represent me at the Annual Meeting of Stockholders to be held Wednesday, May 15, 2002 at 9:00 a.m., Central Daylight
Saving Time, at the HYATT REGENCY O'HARE, 9300 WEST BRYN MAWR AVENUE, ROSEMONT, ILLINOIS 60018, and at any adjournment(s) of the meeting, and to vote all shares of Common Stock which I would be entitled to vote if I were personally present, on all matters listed on the reverse side.

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.

Corn Products International, Inc. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2002 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot.

COMMENTS: _________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________
                     (If you noted any comments above, please check the corresponding box on the reverse side.)

                                    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                                                     IN THE ENCLOSED ENVELOPE.

                                   (Continued, and to be signed and dated, on the reverse side.)

[CORN PRODUCTS INTERNATIONAL LOGO]                   VOTE BY PHONE - 1-800-690-6903
                                                     Use any touch-tone telephone to transmit your voting instructions up until
CORN PRODUCTS INTERNATIONAL, INC.                    11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have
6500 SOUTH ARCHER AVENUE                             your proxy card in hand when you call. You will be prompted to enter your
BEDFORD PARK, ILLINOIS 60501-1933                    12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                                     VOTE BY INTERNET - www.proxyvote.com
                                                     Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted the enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                                     VOTE BY MAIL.
                                                     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corn Products International, Inc., c/o ADP, 51
                                                     Mercedes Way, Edgewood, NY 11717.

                                                     If you vote by phone or vote using the Internet, please do not mail your proxy.

                                                                                  THANK YOU FOR VOTING



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               CORNPR                  KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY


CORN PRODUCTS INTERNATIONAL, INC.


THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

  VOTE ON DIRECTORS                                          FOR  WITHHOLD   FOR ALL    TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL
                                                             ALL    ALL      EXCEPT     EXCEPT" AND WRITE THE NOMINEE'S NUMBER ON
  1.  To elect the following Nominees for a term expiring                               THE LINE BELOW.
      at the 2005 annual meeting of stockholders:            [ ]    [ ]       [ ]

      01) Richard J. Almeida
      02) Alfred C. DeCrane, Jr.                                                        --------------------------------------------
      03) Guenther E. Greiner
      04) James M. Ringler
                                                                                                           FOR    AGAINST    ABSTAIN

  VOTE ON PROPOSAL                                                                                          [ ]      [ ]       [ ]

  2. To ratify the appointment of KPMG LLP as independent auditors for the Company for 2002.

  The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
  If any other matters properly come before the meeting, or any adjournment or adjournments thereof, the person named in this proxy will vote in his or her discretion.

                     HOUSEHOLDING OPTION

  MARK "FOR" TO ENROLL THIS ACCOUNT TO RECEIVE CERTAIN FUTURE
  SECURITY HOLDER DOCUMENTS IN A SINGLE PACKAGE PER HOUSEHOLD. MARK
  "AGAINST" IF YOU DO NOT WANT TO PARTICIPATE. SEE ENCLOSED NOTICE.

  TO CHANGE YOUR ELECTION IN THE FUTURE, CALL 1-800-542-1061.

                                                                      If you plan on attending the meeting, please check the
                                           FOR     AGAINST            box to the right.                                        [ ]

               HOUSEHOLDING OPTION         [ ]       [ ]              If you wish to include comments, please mark this box
                                                                      and write them on the back where indicated.              [ ]



  ---------------------------------------------                ----------------------------------------------
  Signature [PLEASE SIGN WITHIN BOX]      Date                 Signature (Joint Owners)              Date


